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                                                                    Exhibit 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 18, 1998 of our report dated February 18, 1998 included in Digital Television Services Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP
-----------------------
Atlanta, Georgia
March 12, 1999



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